Exhibit 5.1

_________ ___, 2024

Acasti Pharma Inc.
103 Carnegie Center, Suite 300
Princeton, New Jersey 08540

Re:	Acasti Pharma Inc.

Dear Ladies and Gentlemen:

We are acting as special Delaware counsel to Acasti Pharma Inc., a corporation currently organized under the laws of the Province of Quebec, Canada and which is intending to continue into the Province of British Columbia, Canada (“Acasti”), and have been requested to furnish this opinion to you in connection with the domestication (the “Domestication”) of Acasti from the Province of British Columbia, Canada to the State of Delaware under the name Acasti Pharma Inc. (as domesticated, the “Company”).  The domestication shall be effected pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware (the “General Corporation Law”), 8 Del. C. § 388 (“Section 388”), by filing a certificate of corporate domestication and a certificate of incorporation in respect of the Company with the Secretary of State of the State of Delaware (the “Secretary of State”).

For the purpose of rendering our opinions as stated herein, we have been furnished and have reviewed the following documents:

(i)          a draft of the Certificate of Incorporation of the Company in the form to be filed with the Secretary of State (the “Certificate of Incorporation”); and

(ii)          a draft of the Certificate of Corporate Domestication of the Company in the form to be filed with the Secretary of State (the “Certificate of Domestication”).

With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of the officers and other persons and entities signing each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies; (d) that all documents submitted to us as drafts will be finalized substantially in the form submitted to us for our review; and (e) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein.  For the purpose of rendering our opinions as expressed herein, we have not reviewed any document other than the documents set forth above, and we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein.  We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

Acasti Pharma Inc.
____________ ____, 2024

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have, with your consent, assumed the following matters:

(a)          that Acasti will have validly effected the proposed change in jurisdiction of incorporation from the Province of Québec, Canada to the laws of the Province of British Columbia, Canada, pursuant to a continuance effected in accordance with Chapter XII of the Business Corporations Act (Québec) and, therefore, immediately prior to the Domestication, Acasti will be, duly organized, validly existing and in good standing under the laws of the Province of British Columbia;

(b)          that, immediately prior to the Domestication, Acasti will have the full power, authority and legal right under the laws of British Columbia to domesticate in the State of Delaware pursuant to Section 388;

(c)          that, at all times relevant for purposes of rendering our opinions as expressed herein, the laws of the Province of British Columbia will permit Acasti to domesticate in the State of Delaware pursuant to Section 388;

(d)          that, prior to the Domestication, the Domestication pursuant to Section 388 has been or will be duly approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of Acasti and the conduct of its business and as provided for by the laws of the Province of British Columbia and the Certificate of Incorporation has been or will be approved by the same authorization required to approve the Domestication;

(e)          that, prior to the Domestication, all necessary action was taken, or will be taken, under the applicable laws of the Province of British Columbia to authorize and permit Acasti to domesticate in the State of Delaware pursuant to Section 388 and any and all consents, approvals and authorizations from applicable British Columbia governmental authorities required to authorize and permit Acasti to domesticate in the State of Delaware pursuant to Section 388 have been, or will be, obtained; and

Acasti Pharma Inc.
____________ ____, 2024

(f)          that the drafts of the Certificate of Incorporation and Certificate of Domestication, in the forms thereof submitted for our review, without alteration or amendment (other than filling in the appropriate date and making such other changes not material to the opinions expressed herein) will be duly authorized and executed and thereafter be duly filed with the Secretary of State in accordance with Section 103 of the General Corporation Law and Section 388, that no other certificate or document has been, or prior to the filing of the Certificate of Incorporation and Certificate of Domestication will be, filed by or in respect of the Company with the Secretary of State and that Acasti will pay all fees or other charges required to be paid in connection with the filing of the Certificate of Incorporation and Certificate of Domestication; and

(g)          that at the effective time of the Domestication, under the laws of the Province of British Columbia, Acasti will have domesticated to the State of Delaware and will have ceased to exist as a corporation organized under the laws of the Province of British Columbia.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate in order to render our opinions as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that that upon the simultaneous filing of the Certificate of Domestication and the Certificate of Incorporation with the Secretary of State in accordance with Sections 103 of the General Corporation Law and Section 388, at the simultaneous effective time of such filings, Acasti shall be domesticated as a corporation in the State of Delaware and, pursuant to the Certificate of Incorporation and as a result of the Domestication, each common share, no par value per share, of Acasti validly issued and outstanding under the laws of the Province of British Columbia immediately prior to the effective time of the Domestication shall automatically become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Company.

We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other state or jurisdiction.  The foregoing opinions are limited to the General Corporation Law, and we have not considered and express no opinion on the effect of any other laws or the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.  We express no opinion on the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, principles of equity, or considerations of public policy. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. § 73-101 et seq., or any rules or regulations promulgated thereunder.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement of Acasti on Form S-4.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

Very truly yours,